EXHIBIT 10.1

TTM TECHNOLOGIES, INC.

EQUITY ADVANTAGE MATCH PLAN

ADOPTED BY THE BOARD OF DIRECTORS: February 11, 2026

APPROVED BY THE STOCKHOLDERS: May 7, 2026

ARTICLE I.

PURPOSE, SCOPE AND COMPONENTS OF THE PLAN

1.1 Purpose and Scope. The purpose of the TTM Technologies, Inc. Equity Advantage Match Plan (as amended from time to time, the “Plan”) is to assist employees of TTM Technologies, Inc., a Delaware corporation (the “Company”) and its Participating Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. In the event the Company’s stockholders fail to approve the Plan as set forth herein at the annual meeting of the Company’s stockholders in 2026, then this Plan shall be deemed void ab initio.

1.2 Components. The Plan consists of two components: the Purchase Component and the Matching Component. The Purchase Component permits Eligible Employees to purchase shares of Common Stock for a purchase price equal to Fair Market Value on the date of purchase. The Matching Component provides for Eligible Employee to receive matching shares of Common Stock based on purchases made under the Purchase Component.

ARTICLE II.

DEFINITIONS

2.1 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.2 “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 8.1 hereof.

2.3 “Affiliate” shall mean the Company and any Parent or Subsidiary.

2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.5 “Committee” shall mean the Human Capital and Compensation Committee of the Board, or another committee or subcommittee of the Board or the Human Capital and Compensation Committee described in Article 8 hereof.

2.6 “Common Stock” shall mean a share of common stock of the Company.

2.7 “Compensation” of an Employee shall mean, unless otherwise determined by the Administrator, the regular straight-time earnings, base salary, cash bonuses (e.g., quarterly or annual bonuses or other corporate bonuses), commissions, vacation pay, holiday pay, jury duty pay, funeral leave pay or military pay paid to the Employee from the Company or any Participating Subsidiary or any Affiliate on each Payday as compensation for services to the Company or any Participating Subsidiary or any Affiliate before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan of the Company, any Participating Subsidiary or any Affiliate, but excluding overtime, shift differential payments, fringe benefits (including, without limitation, employer gifts), education or tuition reimbursements, imputed income arising under any Company, Participating Subsidiary or Affiliate group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company, any Participating Subsidiary or any Affiliate for the Employee’s benefit under any employee benefit plan now or hereafter established. Notwithstanding the foregoing, Compensation for purposes of payroll deductions under the Plan shall be limited to the amount of such Compensation remaining after (i) all mandatory withholdings and deductions required by law (including, but not limited to, federal, state, and local taxes, Social Security, and Medicare), (ii) contributions and deductions made pursuant to the terms of any health and welfare plan, including any cafeteria plan under Section 125 of the Code, any qualified or nonqualified deferred compensation plan of the Company, any Participating Subsidiary or any Affiliate, and (iii) other mandatory deductions required by the policy of the Company or any Participating Subsidiary or any Affiliate or court order. No payroll deduction under the Plan shall be made from amounts not constituting the Employee’s net pay after such deductions or made to the extent not permissible in accordance with applicable law. For the avoidance of doubt, Compensation shall be deemed reduced, and payroll deductions under the Plan shall be reduced or suspended, to the extent necessary to ensure compliance with all applicable wage-payment, minimum-wage, and deduction-limitation laws.

2.8 “Effective Date” shall mean the date the Plan is adopted by the Board of Directors of the Company, subject to approval of the Plan by the Company’s stockholders.

2.9 “Eligible Employee” means an Employee of the Company or any Participating Subsidiary (i) who is customarily employed for at least twenty (20) hours per week and (ii) who is customarily employed for more than five (5) months per calendar year; but excluding (a) the Company’s Chief Executive Officer, (b) each senior management Employee who reports directly to the Company’s Chief Executive Officer, (c) each Employee that is a Section 16 officer, as determined by the Company in accordance with Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, (d) each other senior management Employee as identified in writing by the Administrator as being ineligible for the Plan and (e) all Employees classified by the Company or any Participating Subsidiary as an intern, co-op or temporary Employee.

2.10 “Employee” shall mean any person who renders services to the Company or a Participating Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Participating Subsidiary who does not render services to the Company or a Participating Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code.

2.11 “Enrollment Date” shall mean the first date of each Offering Period.

2.12 “Exercise Date” shall mean the last trading day of each Offering Period, except as provided in Section 6.2 hereof.

2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14 “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.15 “Matching Component” means the component of Plan under which Matching Shares are issued in accordance with Article V of the Plan.

2.16 “Matching Component Limit” means, (i) with respect to Technical Employees who are Participants in the Plan, $4,000 per calendar year and (ii) with respect to all other Employees who are Participants in the Plan, $2,000 per calendar year.

2.17 “New Exercise Date” shall have such meaning as set forth in Section 6.2(b) hereof.

2.18 “Offering Period” shall mean, unless otherwise determined by the Administrator, the three (3)-month periods commencing on (i) January 1 and ending on March 31; (ii) April 1 and ending on June 30; (iii) July 1 and ending on September 30; and (iv) October 1 and ending on December 31 of each year.

2.19 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.20 “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

2.21 “Participating Subsidiary” shall mean each Subsidiary that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan in accordance with Section 8.2 hereof, in each case, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date.

2.22 “Payday” shall mean the standard established day for payment of Compensation to an Employee of the Company or any Participating Subsidiary.

2.23 “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.24 “Purchase Component” means the component of the Plan pursuant to which Shares are purchased in accordance with Article IV on each Exercise Date.

2.25 “Share” shall mean a share of Common Stock.

2.26 “Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company and/or by one or more Subsidiaries.

2.27 “Technical Employee” means an Employee who hold a position with the Company or any Participating Subsidiary that has a job profile in the Company’s HCM system as being in a “Technical Career Track”.

2.28 “Withdrawal Election” shall have such meaning as set forth in Section 7.1(a) hereof.

ARTICLE III.

PARTICIPATION IN PURCHASE COMPONENT

3.1 Eligibility. Any Eligible Employee who shall be employed by the Company or a Participating Subsidiary on a given Enrollment Date for an Offering Period under the Purchase Component shall be eligible to participate in the Purchase Component of the Plan during such Offering Period, subject to the requirements of Articles IV, V and VI hereof.

3.2 Election to Participate; Payroll Deductions.

(a) Except as provided in Section 3.3 hereof, an Eligible Employee may become a Participant in the Purchase Component of the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of the Enrollment Date of the applicable Offering Period may elect to participate in such Offering Period and the Purchase Component of the Plan by delivering to the Company an enrollment form for the Plan designating payroll deduction authorization by such date specified by the Company.

(b) Payroll deductions under the Purchase Component with respect to an Offering Period (i) shall be equal to at least one percent (1%) of the Participant’s Compensation as of each Payday during the applicable Offering Period, but not more than twenty-five percent (25%) of the Participant’s Compensation as of each Payday during the applicable Offering Period. The employee contribution shall not exceed the employee’s total net earnings for the pay period, and (ii) may be expressed either as (A) a whole number percentage or (B) a fixed dollar amount (as determined by the Administrator). Amounts deducted from a Participant’s Compensation with respect to an Offering Period under the Purchase Component pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.

(c) A Participant may not increase or decrease (other than a full withdrawal in accordance with Section 7.1) the amount deducted from such Participant’s Compensation during an Offering Period.

(d) Notwithstanding the foregoing, upon the completion of an Offering Period under the Purchase Component, each Participant in such Offering Period shall automatically participate in the Offering Period that commences immediately following the completion of such Offering Period at the same payroll deduction percentage or fixed amount as in effect at the completion of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1 hereof, or unless such Participant becomes ineligible for participation in the Plan.

(e) Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, an individual shall be treated as an Employee of the Company or Participating Subsidiary that employs such individual immediately prior to such leave.

3.3 Purchase of Shares. On the Exercise Date for each Offering Period under the Purchase Component, without any further action by any Participant, each Participant shall purchase that number of Shares calculated by dividing (i) such Participant’s payroll deductions accumulated on or prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (ii) the Fair Market Value of a Share on such Exercise Date (the “Purchased Shares”). The number of Shares acquired under the Purchase Component may include the issuance of fractional Shares. The balance, if any, remaining in the Participant’s Plan Account (after exercise of such Participant’s right to purchase Shares) as of such Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 7.1 hereof or, pursuant to Section 7.2 hereof, such Participant has ceased to be an Eligible Employee.

ARTICLE IV.

MATCHING SHARES UNDER THE MATCHING COMPONENT

4.1 Matching Share Grant. On each Exercise Date, each Participant who was issued Purchased Shares on such Exercise Date shall automatically acquire under the Matching Component, a number of Shares equal to the Purchased Shares up to and subject to the Matching Component Limit. The number of Shares acquired under the Matching Component may include the issuance of fractional Shares. The Shares issued under the Matching Component will be subject to a risk of forfeiture in the event the Participant ceases to constitute an Employee for any reason, unless otherwise determined by the Administrator (the “Matching Shares”).

4.2 Risk of Forfeiture. The risk of forfeiture on the Matching Shares shall automatically lapse on the six-month anniversary of the Exercise Date, subject to the Participant continuing to be an Employee through such date, unless otherwise determined by the Administrator to apply a risk of forfeiture longer (and in no event shorter) than six months.

ARTICLE V.

SHARE ISSUANCES, TRANSFERABILITY AND LIMITATIONS

5.1 Share Issuance. As soon as practicable following each Exercise Date (but in no event more than thirty (30) days thereafter), the Purchased Shares under the Purchase Component and Matching Shares under the Matching Component shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such Shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.

5.2 Transferability. No rights under the Plan shall be transferable, other than by will or the applicable laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. No interest or right under the Plan shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of such right or interest shall have no effect.

ARTICLE VI.

PROVISIONS RELATING TO COMMON STOCK

6.1 Common Stock Reserved. Subject to adjustment as provided in Section 6.2 hereof, the maximum number of Shares that shall be made available for sale under the Purchase Component and Matching Component of the Plan from and after the Effective Date shall be five hundred thousand (500,000) Shares. Shares made available for sale under the Purchase Component of the Plan may be authorized but unissued shares or reacquired shares reserved for issuance under the Plan. The Administrator may decrease or increase the number of Shares available for issuance under the Plan in its discretion, provided that any increase thereof shall be subject to stockholder approval within twelve (12) months following the Administrator’s approval of such increase.

6.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet purchased or issued shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to purchase or issuance.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress under the Purchase Component shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and such Offering Period shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the next Exercise Date for the Participant has been changed to the New Exercise Date and that the Participant shall automatically purchase Shares under the Purchase Component and be issued Matching Shares under the Matching Component on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 7.1(a)(i) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 7.2 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding right to purchase Shares under the Purchase Component and be issued Matching Shares under the Matching Component shall be assumed or an equivalent right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the rights are not assumed or substituted, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the next Exercise Date has been changed to the New Exercise Date and that the Participant shall automatically purchase Shares under the Purchase Component and be issued Matching Shares under the Matching Component on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 7.1(a)(i) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 7.2 hereof.

6.3 Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of Shares scheduled to be purchased under the Purchase Component or issued under the Matching Component may exceed the number of Shares remaining available for sale under the Purchase Component or issuance under the Matching Component of the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants purchasing and being issued Shares on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 8.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Shares shall be paid to such Participant in one (1) lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.

6.4 Rights as Stockholders. With respect to Shares subject to purchase under the Purchase Component or issuance under the Matching Component, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, Shares have been deposited in the designated brokerage account following purchase under the Purchase Component or issuance under the Matching Component. Notwithstanding the foregoing, the Participant holding Matching Shares will not be entitled to any dividends paid until after the risk of forfeiture thereon lapses and a Participant will not be entitled to credit or payment for any dividends paid prior to the date the risk of forfeiture lapses with respect to the Matching Shares.

ARTICLE VII.

TERMINATION OF PARTICIPATION

7.1 Cessation of Contributions; Voluntary Withdrawal.

(a) A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Purchase Component of the Plan by delivering written or electronic notice of such election (a “Withdrawal Election”) to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator. A Participant electing to withdraw from the Purchase Component of the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s right to purchase Shares under the Purchase Component for such Offering Period shall terminate; or (ii) subject to Section 7.2 below, exercise the right to purchase the maximum number of whole Shares on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. As soon as practicable following the Company’s receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and his or her right to purchase Shares under the Purchase Component and be issued shares under the Matching Component of the Plan shall terminate.

(b) A Participant’s withdrawal from the Purchase Component of the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c) A Participant who ceases contributions to the Purchase Component of the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during such Offering Period.

7.2 Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, such Participant’s right purchase Shares under the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto as set forth in an applicable beneficiary designation form (or, if there is no such applicable form, pursuant to applicable law), within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.

ARTICLE VIII.

GENERAL PROVISIONS

8.1 Administration.

(a) The Plan shall be administered by the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan), which, unless otherwise determined by the Board, shall consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To establish and terminate Offering Periods;

(ii) To determine when and how rights under the Plan shall be granted and the provisions and terms of each Offering Period (which need not be identical);

(iii) To select Participating Subsidiaries in accordance with Section 8.2 hereof; and

(iv) To construe and interpret the Plan, the terms of any Offering Period and the terms of the rights granted under the Plan and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any right under the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c) The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(d) The Administrator may adopt sub-plans applicable to particular Participating Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, unless otherwise prohibited by applicable law, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. To the maximum extent permitted by applicable law, (i) no member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options and (ii) all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination or interpretation.

8.2 Designation of Participating Subsidiaries. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Participating Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

8.3 Accounts. Individual accounts shall be maintained for each Participant in the Plan.

8.4 No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ or service of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment or service of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

8.5 Amendment, Suspension and Termination of the Plan.

(a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of Shares subject to the Plan or in any other manner that requires the approval of the Company’s stockholders under applicable law or applicable stock exchange rules or regulations. No rights under the Plan may be granted during any period of suspension of the Plan or after termination of the Plan. For the avoidance of doubt, without the approval of the Company’s stockholders and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee, as applicable, shall be entitled to change the terms of an Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee, as applicable, determines in its sole discretion advisable which are consistent with the Plan.

(b) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(ii) allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

8.6 Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Shares under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

8.7 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary or (b) to grant or assume rights otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

8.8 Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

8.9 Data Privacy. As a condition of participating in the Plan, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 8.9 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Purchased Shares, Matching Shares and rights under the Plan, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through participating in the Plan, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any Matching Shares for which the risk of forfeiture has not lapsed if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

8.10 Tax Withholding. The Company or any Participating Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold or have surrendered, or allow a Participant to elect to have the Company withhold or surrender, Matching Shares for which the risk of forfeiture has lapsed. Unless determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or surrender no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall also have the authority and right to initiate, or permit a Participant to initiate, a broker-assisted sell-to-cover transaction whereby Shares are sold by such broker and the proceeds of such sale are remitted to the Company to satisfy tax withholding obligations.

8.11 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

8.12 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof (including without limitation the Company’s stock plan administrator).

8.13 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the purchase of Shares by, or issuance of Matching Shares to, a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the purchase and issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration and if and when the Shares are eventually delivered, no interest will be due thereon. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.

(b) All certificates for Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Committee may place legends on any certificate or book entry evidencing Shares to reference restrictions applicable to the Shares.

(c) The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any rights under the Plan, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Shares purchased or issued under the Plan, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

8.14 Section 409A. Neither the Plan nor any rights granted hereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the Effective Date (together, “Section 409A”). Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any rights under the Plan may be or become subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.